Contact:

Janet Williams

Director - Corporate Communications

(317) 610-2488

janet.williams@cummins.com

Cummins announces record revenue and profits for 2011, with revenue growth of 36 percent and EBIT increasing by 54 percent

  Strong fourth quarter results as revenue grows 19 percent and EBIT increases 25 percent
  Expects 10 percent revenue growth in 2012 and EBIT to improve to a range of 14.5 to 15 percent of sales

COLUMBUS, IND. – Cummins Inc. (NYSE: CMI)  today reported record sales, profits and cash flow from operations for all of 2011 as well as strong results for the fourth quarter.

Fourth quarter revenue of $4.9 billion increased 19 percent from the same quarter in 2010 and set a new quarterly record for the Company.  The increase year-over-year was driven by higher demand in truck, construction, power generation and oil and gas markets in North America.  The Company also experienced strong growth in global mining markets.  Growth in these markets offset weaker demand in the construction market in China and power generation in India.

Net income attributable to Cummins in the fourth quarter was $548 million ($2.86 per diluted share).  Excluding the gain from the disposition of the light duty filtration business ($0.17 per diluted share) and the previously announced insurance settlement related to the 2008 flood in Indiana ($0.13 per diluted share), the Company reported net income of $491 million ($2.56 per diluted share) with a tax rate of 22.8 percent for the quarter.

Earnings before interest and taxes (EBIT) was $768 million for the fourth quarter.  Excluding the special items noted above, EBIT was $677 million or 13.8 percent of sales.  This represents a 25 percent growth in earnings year-over-year.

Revenue for the full year was $18 billion, up 36 percent from 2010, with strong growth in most geographic regions.

Net income attributable to Cummins for the full year was $1.85 billion ($9.55 per diluted share), up from $1.04 billion ($5.28 per diluted share) in 2010.  Excluding the benefit from the gains on divestiture of two businesses within the Components segment ($0.36 per diluted share), and the flood insurance settlement ($0.12 per diluted share), the Company reported full year net income of $1.75 billion ($9.07 per diluted share) with a tax rate of 26.3 percent for the year.

EBIT for the year, excluding special items, was $2.56 billion or 14.2% of sales, compared to $1.66 billion or 12.5% of sales in 2010.

“Cummins had its best year ever in 2011, despite economic uncertainty in a number of regions.  We continue to benefit from our leading position in a number of end markets and geographies,” said Tom Linebarger, Chairman and Chief Executive Officer.  “Revenue in the United States grew 53 percent and international revenue grew 27 percent year-over-year.  In fact, we experienced record full year revenues in North America, Brazil, China, India and a number of other important markets.”

Based on the current forecast, Cummins anticipates that total Company revenues will increase 10 percent in 2012, with EBIT in the range of 14.5 to 15 percent of sales.

“Our 2011 results and our forecast for 2012 reaffirms our confidence in reaching our goal  of achieving $30 billion in sales and 18 percent EBIT in 2015,” Linebarger said.

Other highlights from 2011:

  Cash flow from operations more than doubled to $2.1 billion.
  Cummins unveiled a new high horsepower engine, the QSK95, in Seymour, Ind., that will be the world’s most powerful high-speed diesel engine.
  The Company increased its dividend by 52 percent and repurchased 6.4 million shares.
  Cummins’ performance was recognized by the three major credit rating agencies, all of which upgraded the Company’s ratings.

Fourth quarter detail (all comparisons to same period in 2010)

Engine Segment

  Sales – $3.1 billion, up 23 percent
  Segment EBIT – $368 million, or 12.0 percent of sales, compared to $256 million or 10.3 percent of sales
  Improved demand for North American on-highway heavy duty, midrange and light duty engines
  Strong demand for oil and gas engines in North America and mining engines globally

Components

  Sales - $1.1 billion, an increase of 19 percent
  Segment EBIT - $132 million, or 12.1 percent of sales, compared to $83 million or 9.0 percent of sales
  Record quarter driven by increased demand in North America
  Europe, India and Brazil showed year-over-year growth offsetting weaker demand in China

Power Generation

  Sales – $920 million, up 2 percent
  Segment EBIT – $87 million, or 9.5 percent of sales, compared to $92 million or 10.2 percent of sales
  Commercial products business sales increase because of stronger demand in most regions
  Improved demand in North America, China and Europe

Distribution

  Sales – $834 million, up 19 percent
  Segment EBIT – $87 million, or 10.4 percent of sales, compared to $82 million or 11.7 percent of sales
  Revenue increase driven by strong growth in Asia Pacific region, power generation demand in North America and oil and gas and mining markets

About Cummins

Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins employs approximately 44,000 people worldwide and serves customers in approximately 190 countries and territories through a network of more than 600 company-owned and independent distributor locations and approximately 6,500 dealer locations. Cummins earned $1.85 billion on sales of $18.0 billion in 2011. Press releases can be found on the Web at www.cummins.com.

Forward-looking disclosure statement

Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, expectations, hopes, beliefs and intentions on strategies regarding the future.  Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: the adoption and implementation of global emission standards; the price and availability of energy; the pace of infrastructure development; increasing global competition among our customers; general economic, business and financing conditions; governmental action; changes in our customers’ business strategies; competitor pricing activity; expense volatility; labor relations; and other risks detailed from time to time in our Securities and Exchange Commission filings, including particularly in the Risk Factors section of our 2010 Annual Report on Form 10-K.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP measure used in this release, and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at  www.cummins.com . Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.